Exhibit 99.1

Identiv’s Operational Momentum Sets Positive Outlook for 2021

Preliminary 4th Quarter 2020 Revenue of $24.6 to $24.8 Million, 30% Growth Year-Over-Year and

Positive Cash Flow from Operations

•	2020 Operational & Financial Milestones Position Company for Strong 2021

•	Company Outlines 2021 Strategic Priorities

FREMONT, Calif. — February 9, 2021 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, today reported positive momentum positioning the company for a strong 2021. The company is focused on the increasingly broad adoption of RFID, expanding its federal government foothold and expanding recurring revenues.

Preliminary Fourth Quarter 2020 Results and 2021 Outlook

Based on preliminary, unaudited financial results, Identiv anticipates meeting its revenue guidance for fiscal 2020, including revenue growth in the second half of 2020 of more than 30% over the first half of 2020. Highlights and expected financial results for the fourth quarter of 2020 include:

•	Revenue of $24.6 million to $24.8 million, up 30% year-over-year at the midpoint

•	RFID revenue up 100% year-over-year for the second consecutive quarter

•	Exited the fourth quarter of 2020 with backlog for Q1 2021 of approximately $10.5 million, up 121% compared to the same time last year

•	GAAP net loss of ($0.4) million to ($0.6) million

•	Non-GAAP adjusted EBITDA of $1.2 million to $1.4 million

•	Positive GAAP net cash flows from operations of $3.4 million to $3.6 million

•	Strengthened balance sheet after repaying term debt with East West Bank (EWB) and the first of two promissory notes to 21 April Funds ahead of schedule

Due to the operational momentum exiting the fourth quarter of 2020, the company believes it is well positioned to meet its previously issued guidance for 20% to 25% revenue growth in the first half of 2021. Total orders booked in January were 60% higher than the same period in 2020, providing confidence that the company’s growth expectations are on track, and the company believes that full-year guidance ranges may be somewhat conservative considering the current business momentum. Identiv expects to update its full year guidance ranges as it develops further visibility.

2020 Operational Highlights

In 2020, Identiv achieved several operational milestones. The company:

•	Shipped more than 130 million RFID units while increasing average unit prices (AUP) by 20%

•	Grew federal sales approximately 30% over comparable prior year period, reflecting continued strength in the federal market

•	Launched subscription services for entire Premises product line: Velocity Cirrus, Freedom Cloud (ACaaS), 3VR Prime (VSaaS), Mobilis ID (readers & identities as-a-service)

Management Commentary

“At the beginning of the fourth quarter, we projected several growth metrics for RFID and our business overall, and we’ve exceeded each of them,” said Identiv’s CEO, Steven Humphreys. “The fourth quarter’s approximately 30% year-over-year growth is a result of the continuing expansion in RFID, supported further by strength in our federal business, and a rebound in the physical security market. Our gross margins in the 4th quarter were impacted by the strong demand we’re seeing for RFID and consequent production ramp-up as we expanded capacity and technical capabilities, but we expect margins to return to prior-period levels going forward.

“2020 has been a pivotal year for Identiv. We doubled our RFID volumes in the second half of the year while navigating the pandemic, sustaining operations and maintaining solid relationships with our core RFID and federal government customers. We supported our customers’ transition to remote working, and capitalized on the large-scale adoption of RFID that’s taking off. The industry trends driving our growth continue to strengthen, demonstrated by our $10.5 million backlog at the beginning of the first quarter of 2021, more than double last year’s backlog.

“For fiscal 2021, we expect our growth will be driven by our position as the premier provider of sophisticated NFC-enabled RFID products, by expansions in the federal government, and improving our business’s predictability by increasing recurring revenues and expanding customer retention rates.”

2021 Strategic Priorities

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RFID Momentum: In 2020, Identiv shipped more than 130 million RFID units, and because NFC-enabled RFID products have increased in complexity, the company expanded its AUPs by more than 20%. Identiv expects these trends to accelerate, favoring its technology leadership and development partnerships with industry leaders who are deploying increasingly sophisticated RFID-enabled products at scale.

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Federal Government Expansion: In 2020, the company’s federal sales grew 30% year-over-year. Federal spending was driven by physical and cybersecurity programs, as well as work-from-home and work-mobile initiatives. The company expects security to remain a top investment priority across the government. As a result, Identiv anticipates federal government demand will remain strong throughout 2021, contributing to revenue and gross margin growth.

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Recurring Revenue: During 2021, Identiv intends to drive recurring revenues and maintain high customer retention rates, particularly with RFID customers’ multi-year project development and deployment programs. The company expects adoption of its subscription options for physical access and video analytics to accelerate given the current economic environment.

Further details and discussion of business and financial metrics will be included in the fourth quarter and fiscal year 2020 earnings release and conference call, which the company has scheduled for March 4, 2021.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA. We use non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, foreign currency (gains) losses, stock-based compensation, amortization and depreciation, acquisition related transaction costs, and restructuring and severance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We have not provided a reconciliation of preliminary non-GAAP adjusted EBITDA and preliminary non-GAAP free cash flow because the Company is unable to provide such information at this time without unreasonable effort. We expect to provide full GAAP to non-GAAP reconciliations with our full year and fourth quarter earnings release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding fourth quarter and full year 2020 results, the Company’s expectations regarding future operating and financial performance, including statements with respect to its 2021 guidance and its ability to meet such guidance, the Company’s beliefs regarding its ability to achieve its business and strategic priorities and objectives and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding its ability to respond to market conditions, the Company’s beliefs regarding the benefits and attributes of its platform and products, and beliefs regarding future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the completion of the 2020 audit, the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com